SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2002

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3005 First Avenue
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 256-4545

Item 5.    Other Events.

On June 11, 2002, Dendreon Corporation (the “Company”) entered into an agreement with an institutional investor for an equity line financing of up to $25 million. The institutional investor has agreed to purchase the Company’s common stock at a three percent discount to the market price over a period beginning on the date that a registration statement for resales of the shares has been declared effective by the Securities and Exchange Commission and ending on June 11, 2004. The Company may sell up to 4.8 million shares of its common stock to the institutional investor under the equity line on trading days on which the Company’s closing price per share is $3.00 or more. Subject to the satisfaction of the minimum closing price and certain other conditions, the Company has the right to determine the timing and amount of each sale so long as the sale will not cause the institutional investor to own more than 9.99% of the Company’s outstanding common stock. The Company will use the proceeds of the sales for general corporate purposes, including working capital.

The shares of the Company’s common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States, absent registration under the Securities Act or an applicable exemption from the Securities Act registration requirements.

Except for historical information contained herein, this Current Report on Form 8-K contains forward looking statements that are subject to risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward looking statements. Factors that may cause such a difference include risks associated with the Company’s ability to access the equity line, including its ability to satisfy certain required conditions, risks associated with the volatility of the Company’s common stock price and fluctuations in the stock market generally that may adversely affect its common stock price, risks associated with the Company’s limited operating history, risks associated with the Company’s clinical trials, including the failure to complete such trials or to achieve results that support an application for a biologics license, the risk that the Company may not satisfy regulatory requirements or that the FDA will not be satisfied with the information the Company provides to support approval of Provenge™ or any of its other potential products, risks that the Company will not succeed in obtaining and maintaining relationships with collaborators and other third parties, and dependence by the Company on intellectual property. Further information on the factors and risks that could affect the Company’s business, financial condition and results of operations, are contained in the Company’s public disclosure filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2001 and quarterly report on Form 10-Q for the quarter ended March 31, 2002, which are available at www.sec.gov.

Item 7.    Exhibits.

4.1	Registration Rights Agreement dated June 11, 2002 between Dendreon Corporation and BNY Capital Markets, Inc.

99.1	Private Equity Line Financing Agreement dated June 11, 2002 between Dendreon Corporation and BNY Capital Markets, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DENDREON CORPORATION

Dated: June 13, 2002	By:	/s/ MARTIN A. SIMONETTI
Martin A. Simonetti Senior Vice President, Finance Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer and Duly Authorized Officer)

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INDEX TO EXHIBITS

4.1	Registration Rights Agreement dated June 11, 2002 between Dendreon Corporation and BNY Capital Markets, Inc.

99.1	Private Equity Line Financing Agreement dated June 11, 2002 between Dendreon Corporation and BNY Capital Markets, Inc.

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